Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Peter Blackmore, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of ShoreTel, Inc. for the quarter ended March 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of ShoreTel, Inc.

Date: May 10, 2013

By:	/s/ Peter Blackmore
Name:	Peter Blackmore
Title:	Chief Executive Officer (Principal Executive Officer)

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by referenced into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made on or before or after the date of this Report), irrespective at any general incorporation language contained in such filing.